UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2022

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 S. Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

+65 6518-9382

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2022, Society Pass Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), related to the offering of 3,030,300 shares (the “Shares”) of the Company’s common stock and warrants to purchase up to 3,030,300 shares of common stock of the Company (the “Warrants”). Each Share is being sold together with one Warrant to purchase one Share at a combined offering price of $3.30. In addition, the Company granted the Underwriter a 45-day over-allotment option to purchase up to an additional 454,545 Shares and/or Warrants to purchase up to 454,545 Shares, at the public offering price, less discounts and commissions. On February 10, 2022, the Underwriter gave notice to the Company of the full exercise of their over-allotment option and that delivery of the overallotment securities would be made on February 11, 2022.

The Shares were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1 (File No. 333-262177) (the “Registration Statement”) and the final prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on February 8, 2022. The closing of the offering for the Shares and Warrants occurred on February 11, 2022. Aggregate gross proceeds from the offering was approximately $11.5 million before deducting underwriting discounts and commissions and fees and other estimated offering expenses. The Company intends to use the net proceeds from the offering for making new investments and acquisitions, increasing our capitalization and financial flexibility, and to create public market for our common stock.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions to closing, indemnification obligations, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On February 8, 2022, the Company issued a press release announcing that it had priced its underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as an Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 11, 2022, the Company issued a press release announcing that it had closed its underwritten public offering of 3,030,300 common stocks at $3.30 per share, and accompanying warrants to purchase up to 3,030,300 common stocks, and that the Underwriter’s exercised its overallotment option in full to purchase 454,545 shares of the Company’s common stocks, and warrants to purchase 454,545 shares of common stock. The Company received aggregate gross proceeds from both closings of $11.5 million, before deducting underwriting discounts and commissions and fees and other estimated offering expenses. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated February 8, 2022.
99.1	Press Release dated February 8, 2022.
99.2	Press Release dated February 11, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIETY PASS INCORPORATED

Date: February 14, 2022	By:	/s/ Dennis Nguyen
	Name:	Dennis Nguyen
	Title:	Chief Executive Officer

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